UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/12/2006

Cambridge Display Technology, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51079

Delaware	13-4085264
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

c/o Cambridge Display Technology Limited
2020 Cambourne Business Park
Cambourne
CB3 6DW
(Address of principal executive offices, including zip code)

011 44 1954 713600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On September 7, 2006 Cambridge Display Technology Limited ("CDT"), a subsidiary of Cambridge Display Technology, Inc. (the "Company"), entered into a patent license agreement (the "License") with a major Japanese manufacturer of consumer electronic equipment (the "Licensee"). The scope of the License encompasses certain light emitting polymer devices.

The Licensee will pay an upfront fee to CDT in three instalments, 50% of the up front fee by September 30th, 2006, 40% on April 1st, 2007 and 10% on December 1st, 2008 and will also pay royalties based on its sales revenues for products which incorporate LEP technology. The Licensee will be obligated to pay CDT a minimum royalty after a period of time after commercialisation by the Licensee of products which incorporate LEP technology. The License is terminable by the Licensee on 12 months' notice.

The foregoing summary of the material terms of the License is qualified in its entirety by reference to the text of the License, which in pertinent part, subject to certain confidentiality obligations, will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cambridge Display Technology, Inc.

Date: September 12, 2006	By:	/s/ Michael Black
Michael Black
Vice President, Finance